UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kirin Corp.
(Name of small business issuer in its charter)

Nevada		36-4811247
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Paikattu House
CRA 149 Areekuzhy Road
Angamaly, India 683572
tel. no.+91-484 4023765.

(Address and telephone number of principal executive offices and principal place of business)

DONEY VENTURES, INC.
4955 Durango Rd., Ste. 165
Las Vegas, NV 89113
Phone: (702) 982-5686
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies to:
The Doney Law Firm
4955 S. Durango Dr. Ste. 165
Las Vegas, NV 89103
(702) 982-5686 (Tel.)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company.  See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting Company" in Rule 12b-2 of the Exchange Act.

 Large accelerated filer  Accelerated filer  Non-accelerated filer ☒ Smaller reporting Company

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.00001	15,000,000	$.008 per share	$120,000	$13.94
TOTAL	15,000,000		$120,000

(1)
This registration statement covers the sale by us of up to an aggregate of 15,000,000 shares of its common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

KIRIN CORP.
15,000,000 Shares of Common Stock
$0.008 Per Share

This is the initial public offering of common stock of Kirin Corp.  We are offering for sale a total of 15,000,000 shares of common stock at a fixed price of $0.008 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares they may sell.  The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 15,000,000 shares registered or (iii) one year after the effective date of this prospectus.

	Price to the public	Underwriting Discounts and Commissions (1)	Proceeds to the Company Assuming 100% Subscribed	Proceeds to the Company Assuming 75% Subscribed	Proceeds to the Company Assuming 50% Subscribed	Proceeds to the Company Assuming 25% Subscribed
Per Share	$0.008	$0.00	$0.008	$0.008	$0.008	$0.008
Gross Proceeds	$120,000	$0.00	$120,000	$90,000	$60,000	$30,000
Net Proceeds(2)	$106,000	$0.00	$106,000	$76,000	$46,000	$16,000

(1)	There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock.

(2)	The net proceeds estimates offering expenses of $14,000.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").  Investing in our shares involves a high degree of risk.  BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

We are a start-up company with nominal operations and assets.  As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCQB operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into our bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, dated August 4 , 2015

PROSPECTUS SUMMARY

Our Business

We are a start-up company and plan to engage in the marketing and sale wearable technology devices, and related goods.  We intend to brand, market and distribute wearable technology devices manufactured in China on our website, at kirinwearables.com , and to wholesalers and retailers .

Being a start-up company, we have no revenues and have limited operating history. We were incorporated in Nevada on March 19, 2015. Our principal executive office is located at Paikattu House CRA 149 Areekuzhy Road, Angamaly, India 683572. Our phone number is +91-484 4023765.

Our financial statements for the period from March 19, 2015 (date of inception) to April 30, 2015, report no revenues and a net loss of $530.  As of April 30, 2015 we had $12,970 in cash on hand.  Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  If we are unable to obtain additional funds our business may fail.  We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds").

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months.  We require minimum funding of $60,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $60,000, our business may fail.  Even if we raise $120,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The Offering

Common Stock Offered	Up to 15,000,000 shares at 0.008 per share

Common Stock Outstanding after the Offering	31,000,000 shares

Use of Proceeds
If we are successful at selling all the shares we are offering, our proceeds from this offering less offering expenses will be approximately $106,000. We intend to use these net proceeds to execute our business plan.  There is no assurance or guarantee that any shares will be sold in this offering.

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"

Term of offering
The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 15,000,000 shares registered or (iii) one year after the effective date of this prospectus.

No Symbol for Common Stock	There is no trading market for our Common Stock. We intend to apply for a quotation on the OTCQB through a market-maker. There is no guarantee that a market-maker will agree to assist us.

Summary Financial Information

Balance Sheet Data	As of April 30, 2015
Cash	$12,970
Total Assets	$12,970
Liabilities	$500
Total Stockholder's Equity	$12,470
Statement of Operations	For the Period from Inception to April 30, 2015
Revenue	-
Net Profit (Loss) for Reporting Period	$(530)

References in this prospectus to " Kirin Corp." "we,"  "us," and "our" refer to  Kirin Corp.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as "may," "expect," "believe," "anticipate," "estimate," "project," or "continue" or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the "Risk Factors" section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have not generated any revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated June 2, 2015, have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $60,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful.  You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business.  There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $60,000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Because the market for smartwatches is a niche market, subject to a great deal of uncertainty and is still evolving, we may never achieve revenues or profitability.

Smartwatches and wearable electronics are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of smartwatches. Rapid growth in the use of, and interest in, smartwatches is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of smartwatches, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

The smartwatch and wearable electronics industry is and will likely continue to be characterized by rapid technological changes which will require us to work with our contract manufacturer to develop new enhancements or versions of our proposed products or could even render our proposed products obsolete.

The market for smartwatches is characterized by rapid technological changes with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices. Products using emerging industry standards could make our proposed products less attractive.

Our success will depend in part on our ability to work with our contract manufacturer to  enhance our proposed products, develop or incorporate new technologies, respond to emerging industry standards and practices and license leading technologies that will be useful in our business in a cost effective manner. We may not be able to successfully use new technologies or adapt our current technologies to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies or the emergence of new industry standards could render our proposed products obsolete, unmarketable or uncompetitive.

Furthermore, our competitors may have access to technology not available to us, which may enable them to produce products of greater interest to consumers at a more competitive price. Failure to respond in a timely and cost-effective manner may result in serious harm to our business and operating results. Consequently, our success will depend on our ability to develop and market products that respond to technological advances, evolving industry standards and changing consumer preferences in a timely manner.

The smartwatch and wearable electronics industry is highly competitive and we may be unable to successfully compete and generate revenues, which could result in a total loss of your investment.

The smartwatch industry is highly competitive. Our competitors include large technology companies from all over the world. Competition continues to increase as consumers and businesses realize the market potential of smartwatches. In addition, new competitors and new alliances between existing ones could emerge and rapidly acquire market share to our detriment. There may be additional threats from companies introducing new or disruptive products. Our competitors may be better positioned than we are to be able to afford the time and money required to invest in new technology and products. Many of our current and potential competitors may have advantages over us including:

▪	Longer operating histories and greater market presence,
▪	Better name recognition,
▪	Access to larger customer bases,
▪	Economies of scale and cost structure advantages, and
▪	Greater sales and marketing, distribution, technical, financial and other resources.

These competitors also have established or may establish financial or strategic relationships among themselves or third parties.  In addition, some of our competitors have used or may use aggressive pricing or promotional strategies, have stronger relationships on more favorable terms with retail outlets. These relationships may affect the ability of potential customers to purchase our proposed products.

Growth and development of operations will depend on the acceptance of our product offerings, which, if not deemed desirable will hamper our ability to generate future revenues, which would result in a failure of the business and a loss of any investment in our shares.

The acceptance of our products for by customers is critically important to our success. We cannot be certain that the products we will be offering will be appealing and as a result there may not be any demand for these products and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change the products we offer in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

Because we may be unable to complete our development, manufacturing and commercialization of our smartwatch, we could face significantly harm to our business plans, prospects, results of operations and financial condition.

Commercializing our smartwatch depends on a number of factors, including but not limited to:

▪	further product and manufacturing process development;
▪	completion, refinement and management of our supply chain;
▪	completion, refinement, and management of our distribution channels;
▪	demonstration of efficiencies that will make our products attractively priced; and
▪	development of an adequate sales force and sales channels necessary to distribute our products and achieve our desired revenue goals.

We do not have any experience in carrying out any of the foregoing tasks, and, as such, we cannot assure investors that the strategies we intend to employ will enable us to support the development and manufacturing of commercially desirable smartwatch.

Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. Our business plan is to pursue and enter into written agreements with the third party manufacturers to manufacture our products and ship them directly to our customers or to wholesalers or retailers that purchase our products. On July 31, 2015, we entered into a two year Distribution Agreement with Shenzhen Iqi Technology Co., Ltd. ("Shenzhen").  Shenzhen has agreed to allow us a non-exclusive right to brand, market and sell their manufactured smart watches and wearable devices in the areas of India, USA, Canada, and Europe.  We do not have an exclusive agreement.  We also have a quota on the amount of merchandise we have to purchase and we could lose the contract if we are unable to do so.  If we lose the services of that  manufacturer, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have written agreements with anyone but Shenzhen , they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If the electronics market for smartwatches does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve revenues from sales of our smartwatches. We cannot accurately predict future growth rates or the size of the electronics market for smartwatches. Demand for our products may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our particular smartwatches in the market depends on a number of factors, such as:

▪	the cost, performance and reliability of our products and products offered by our competitors;

▪	public perceptions regarding our products and the effectiveness and value of smartwatches;

▪	customer satisfaction with our products; and

▪	marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If the smartwatch market does not achieve and maintain wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our smartwaches and other products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner.  Our business is vulnerable to changes in consumer preferences.  We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business.  There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

If we do not effectively implement measures to sell our products, we may never achieve revenues and you will lose your entire investment.

Our product is not yet ready for commercial sale. If and when we are satisfied that our product will compete effectively in the electronics industry by being the most efficient in terms of capability and efficiency, we intend to begin the manufacture and distribution of the products. We have not achieved revenues, or taken active steps to develop a sales force to attain revenues.

We have no experience in providing direct sales and service. To date, we cannot guarantee that we will be able to sell specific products or maintain sufficient supply of specific products for our business.  Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

RISKS RELATED TO LEGAL UNCERTAINTY

Because our principal assets will be located in India, outside of the United States, and Rachel Samuel, our sole officer and director, resides outside of the United States, it may be difficult for investors to enforce any rights based on U.S. Securities Laws against us and/or Ms. Samuel, or to enforce a judgment rendered by a court in the United States against us and/or Ms. Samuel.

Our principal operations and assets are located in India, outside of the United States, and Rachel Samuel, our sole officer and director, is a non-resident of the United States she is a resident of India. Therefore, it may be difficult to effect service of process on Ms. Samuel in the United States, and it may be difficult to enforce any judgment rendered against Ms. Samuel. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Samuel, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of India may render that investor unable to enforce a judgment against the assets of Ms. Samuel. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

If our products fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

We may be subject to liability for any products sold by us that fail to meet industry standards for quality. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

Failure by us to maintain the proprietary nature of our intellectual property could have a material adverse effect on our business, operating results, financial condition, stock price, and on our ability to compete effectively.

We currently have no patents or trademarks on our brand name and have not and do not intend to seek protection for our brand name at this time; however, as business develops and operations continue, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and service names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, services, product information and sales mechanics or to obtain and use information that we regards as proprietary. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property may have a material adverse effect on our business, operations, financial results and stock price.

There is a risk that we have infringed or in the future will infringe trademarks owned by others, that we will need to acquire licenses under trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our proprietary protections or to determine the scope and validity of other parties' proprietary rights. Litigation could be very costly and divert management's attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If  material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.  In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Rachel Samuel, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in electronics and technology. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified professional sports services and marketing personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Rachel Samuel, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, she beneficially owns 100% of our common stock, and, assuming 100% of this offering is sold, she will continue to beneficially own approximately 52%.  She is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  She could prevent transactions, which would be in the best interests of the other shareholders. Ms. Samuel's interests may not necessarily be in the best interests of the shareholders in general.

Because our current sole officer and director devotes a limited amount of time to our company, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Rachel Samuel, our sole officer and director, currently devotes approximately twenty hours per week providing management services to us. She also works for another company, and spends about twenty hours per week there while attending to her duties with us.   She does not owe any fiduciary obligations to any other company and she is not an officer or director of any other company. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. Samuel to our company could negatively impact our business development.

Our sole officer and director does not have any prior experience conducting a best-efforts offering or management a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Also, our executive's officer's and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

RISKS RELATED TO OUR LEGAL STATUS

Because we are considered to be a "shell company" under applicable securities laws, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act. As a result, investors may not be able to resell our shares and could lose their entire investment.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are considered to be a "shell company" under applicable securities laws, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

Rule 144 Safe Harbor is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i).

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Pursuant to Rule 144, one year must elapse from the time a "shell company" ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company

As an "emerging growth company" under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no minimum number of shares that have to be sold in order for this offering to proceed.

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTCQB operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that we will find a market maker willing to submit our application to FINRA or that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	government regulation of our products and services;
•	the establishment of partnerships with sports development companies;
•	intellectual property disputes;
•	additions or departures of key personnel;
•	sales of our common stock
•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

Because we are a development stage company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

In the event that we are unable to sell sufficient shares of common stock we may need additional capital in the future, which may not be available to us on favorable terms, or at all, and the raising of additional capital at a later time may dilute your ownership of our common stock.

We are conducting a best-efforts offering.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses. If we are able to sell the maximum of shares in this offering, we will receive net proceeds $106,000, which we believe will be sufficient to meet our expected needs for working capital and capital expenditures to fully implement and carry out our business plan for the next twelve months.   If we need to raise capital in the future, through private or public offerings, depending on the terms of the offerings, such sales of additional shares may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus.  We cannot be certain that additional financing through private placements of our stock or borrowing will be available to us when required, on favorable terms, or at all.  Our inability to obtain adequate capital or financing may limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business or may require us to cease business operations entirely.

We must raise at least 50% of the offering to pursue our business plan on a limited basis.

We have no alternative plan of operation if at least 50% of the shares offered herein are not sold.  Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 50% of the shares offered (See Use of Proceeds).

 Investors purchasing common stock less than our 50% ($46,000 net after offering cost of $14,000) threshold of the offering may lose their entire investment.

We may fail and cease operations all together if 50% or $46,000 net of offering costs of common stock is not sold. Therefore, investors who purchase stock at the beginning of our offering are at greater risk of losing their entire investment than those investing after the 50% threshold is made.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in "Use of Proceeds" section of this prospectus.  However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock". Broker-dealer practices, in connection with transactions in "penny stocks", are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•	the delivery of standardized risk disclosure documents;
•	the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
•	written determination that the penny stock is a suitable investment for purchaser;
•	written agreement to the transaction from purchaser; and
•	a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

USE OF PROCEEDS

The net proceeds to us from the sale of the shares of common stock offered are estimated to be approximately $106,000 if all shares in this offering are sold, provided the offering expenses are $14,000.

The following table shows our use of net proceeds if 25%, 50%, 75%, and 100% of the shares are sold. There can be no assurance that any shares will be sold in this offering.  We intend to raise $120,000 selling 15,000,000 shares of our common stock at $0.008 per share.

	25%	50%	75%	100%

Gross Proceeds	$30,000	$60,000	$90,000	$120,000
Minus Offering Expenses	$14,000	$14,000	$14,000	$14,000
Net Proceeds	$16,000	$46,000	$76,000	$106,000
USE OF NET PROCEEDS
Legal and accounting(1)	$16,000	$16,000	$16,000	$16,000
Advertising and Marketing (2)	$0	$4,000	$20,000	$37,000
General and Administrative(3)	$0	$4,000	$7,000	$20,000
Purchase of Product(4)	$0	$11,000	$22,000	$22,000
Website Development(5)	$0	$11,000	$11,000	$11,000
Total	$16,000	$46,000	$76,000	$106,000

(1)     Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs in connection with our future needs.
(2)     Advertising and Marketing: A portion of the proceeds will be used to pay Advertising and Marketing expenses to include advertising, PR, promotional and marketing material and media.
(3)     General and Administrative: A portion of the proceeds will be used to sustain our day to day business. These include such costs such as rent, phone, utilities, insurance, business licenses and incidental expenses.
(4)     Purchase of Product: A portion of the proceeds will be used to purchase our smartwatch products.
(5)	Website Development: A portion of the proceeds will be used to develop our website.

There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock.

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures.  If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.008 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common Stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investor, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.008 per share because we believe that the price of $0.008 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

The price of the current offering is fixed at $0.008 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception on March 19, 2015.  Rachel Samuel, our sole officer and director, paid $0.001 per share for the 16,000,000 common shares he owns.

As of April 30, 2015, the historical net tangible book value was $0.001 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2015.

Assuming completion of the offering, there will be up to 31,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level		$120,000	$90,000	$60,000	$30,000
Offering price		$.0080	$.0080	$.0080	$.0080
Net tangible book value per common share before offering		$.0010	$.0010	$.0010	$.0010
Net increase to original shareholders		$.0030	$.0024	$.0016	$.0006
Pro forma net tangible book value per common share after offering		$.0039	$.0034	$.0026	$.0016
Dilution to investors		$.0041	$.0046	$.0054	$.0064
Dilution as a percentage of offering price	%	51.0%	58.0%	67.3%	80.1

PLAN OF DISTRIBUTION

We have 16,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  We are registering an additional 15,000,000 shares of our common stock for sale at the price of $0.008 per share.

In connection with our selling efforts in the offering, Rachel Samuel will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Ms. Samuel is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Ms. Samuel will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Samuel is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Samuel will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Ms. Samuel will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We plan to sell the shares in this offering through Ms. Samuel, who intends to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors.

As Ms.  Samuel will sell the shares being offered  pursuant to this  offering, Regulation M prohibits us and our officers and  directors  from certain types of trading   activities   during  the  time  of  distribution  of  our  securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We will receive all proceeds from the sale of the 15,000,000 shares being offered. The price per share is fixed at $0.008 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCBB or OTCQB. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by us must be made at the fixed price of $0.008 per share.

We will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.008 per share.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $14,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 15,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

▪	execute and deliver a subscription agreement; and
▪	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Kirin Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The current executive officers and directors of our company are as follows:

Name	Age	Position	Director Since
Rachel Samuel	33	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director	March 19, 2015

Rachel Samuel, age 33, is our sole officer and director. From 2000 to present, she is the Business Unit Head at Xylon Technologies Ltd. where she manages a team that handles various client business processes, including IT management, collections and payroll and other systems.

Ms. Samuel does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Ms. Samuel was appointed Director because of her experience in IT project management and business process restructuring, and managing a team overseeing these processes, along with her solid sales and marketing experience and education.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Ms. Samuel.

Involvement in Certain Legal Proceedings
During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:
1.   Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;
2.   Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.   Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:
i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii.   Engaging in any type of business practice; or

iii.   Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.   Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;
5.   Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.   Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.   Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
i.   Any Federal or State securities or commodities law or regulation; or
ii.   Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii.   Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.   Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
Committees and Independence
We do not currently have an audit, compensation or nominating committee.

According to Item 407 (a)(1)(ii) of Regulation S-K, we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." We do not believe that our director currently meets the definition of "independent" as promulgated by the rules and regulations of NASDAQ.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of June 15, 2015, there were 16,000,000 shares of our common stock issued and outstanding. Our shares are currently held by 1 stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants and Options

We do not have any outstanding warrants or options.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OCTBB and OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)	one percent of the total number of shares of our common stock outstanding; or

(2)	the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

At the present time, we are a "shell company" under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a "shell company"; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business, or;

(2)	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

PLS CPA, A Professional Corporation ("PLS CPA") have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  PLS CPA has presented their report with respect to our audited financial statements.  The report of PLS CPA is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Business Overview

We were incorporated on March 19, 2015 under the laws of the State of Nevada.  We are a start-up company and plan to market and distribute our products for the rapidly emerging wearable technology market.  Our primary strategic focus will be to market and distribute our smartwatch product line in India, USA, Canada, and Europe . We anticipate that a large portion of our future sales will be carried through our website "Kirinwearables.com," which intends to serve as a multipurpose marketplace for the selling of our wearable technology devices, and related goods. We also plan to sell our products, once developed, to wholesalers and retailers.

On July 31, 2015, we entered into a two year Distribution Agreement with Shenzhen Iqi Technology Co., Ltd. ("Shenzhen").  Shenzhen has agreed to allow us a non-exclusive right to brand, market and distribute their manufactured smart watches and wearable devices in the areas of India, USA, Canada, and Europe.  We do not have an exclusive agreement.  We also have a quota on the amount of merchandise we have to purchase and we could lose the contract if we are unable to do so.  The quantities, prices and shipments of the systems stated in the agreement are to be confirmed by invoices. We are required to front a 25% deposit prior to production with the balance of 75% due upon delivery. Shenzhen has agreed to drop ship our merchandise.

Our planned website, kirinwearables.com, is in the development stage. We have only recently begun operations, have no sales or revenues, and therefore rely upon raising capital to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing. We currently do not have any arrangements or commitments in place for financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $120,000 budget that we require to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our corporate, legal and accounting expenses. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Wearable Electronics

The term 'wearable electronics' refers to any electronic device or product which can be worn by a person to integrate computing in his or her daily activity or work and use technology to avail advanced features and characteristics. In simple terms, wearable electronics is used to make routine things easier to perform as well as make life sophisticated by offering several computing features in various day-to-day applications, mainly due to the integration of computing and communication devices. Currently, several types of wearable electronics exist with the development of various types of technologies and advancements in wearable computing.

The existence of wearable tech products has been around for more than four decades now. But since the last decade wearables are being launched in the market and are gaining consumer acceptability. The improvement in technologies such as communication, networking, image, gesture, and speech & voice recognition has made wearable computing an appealing option. Gradually, the focus on these technologies is increasing and the industry is looking towards customizing these technologies to suit wearer's needs and aesthetics.

The first generation of wearable devices largely employed Bluetooth for connectivity with smartphones and other internet enabled portable devices. However, with the technological advancements and limitations of the above protocol in terms of range and power consumption, other technologies such as Wi-Fi, Low energy Bluetooth (BLE), and near field communication (NFC) are being adopted by the companies. Not only do they use lesser power but can be used for wider ranges of connectivity.

Moreover, commonly used GPS and digital compass are also being incorporated in the design of wearable products. These positioning components make the product useful for a variety of applications in fields ranging from healthcare to military, where location tracking is of critical importance. Recognition technologies such as voice recognition and gesture recognition are becoming increasingly popular in wearable devices. With the help of these applications, drivers can navigate to their destinations, workers can control warehouse inventory, doctors can automate medical transcription processes, lawyers can build their cases with e-discovery products, homeowners can control their environmental and security systems and users of smart devices can access applications by voice commands.

"Wearable Technology: Towards Function with Style" pg.2
http://www.beechamresearch.com/files/BRL%20WT%20Report%20Summary%2001.14.pdf

The smartwatch- a leading product in the wearable technology category

A smartwatch is a wearable computing device worn on a user's wrist that offers functionality and capabilities similar to those of a smartphone. Smartwatches are designed to, either on their own or when paired with a smartphone, provide features like connecting to the internet, running mobile apps, making calls, messaging via text or video, checking caller ID, accessing stock and weather updates, providing fitness monitoring capabilities, offering GPS coordinates and location directions, and more.

We believe among the wearable electronics, the smartwatch shows the most promise for mainstream acceptance as it approaches a rapid growth phase in the coming years. Business Insider reported a slight majority of the U.S. and global population still wear a watch, around 55%.  The latest smartwatches show much improvement in design compared with earlier smartwatches as well as providing an array of features that substantially enhance the user experience. We believe the most recent innovations in smartwatches have reached a point where desirable functionality and fashion can coincide.  With this attention to design and the user interface, we believe this product will attract many users and lead wearable electronics to mass market acceptance.

"Analysys Mason's Smart wearables: worldwide market trends, forecasts and strategies 2014 – 2020" pg.
http://www.analysysmason.com/About-Us/News/Insight/smart-wearables-forecast-Sep2014/2

While durability and functionality are still important features, we see differentiating characteristics such as size, weight, aesthetic design, attractiveness, and fashionable style come more into play. To gain mass appeal, the smartwatch consumer needs to be educated on how the smartwatch might really enhance and benefit their lives.  Early adopters were willing to pay premium dollars to be on the cutting edge of latest wearable technology. The mass market consumer is far more price conscious, risk adverse and needs to see convincing evidence of value added benefit to be compelled to spend their money.

We believe the market conditions for the smartwatch have never been more favorable and poised for mass market appeal. With traditional wristwatch and jewelry companies now entering the market or partnering with large electronics companies we are now seeing a resulting smartwatch that is attractively designed and balances functionality with the right combination of user interfaces.

We anticipate the entrance of well branded vendor -Apple Inc. will be a key catalyst for growth and mass market acceptance of the smartwatch. History shows us that when Apple enters a market it can reshape the way people think about a product. Apple has a proven record in establishing mass market appeal for products. The entrance of Apple brings a sense of validity and legitimacy to smartwatch technology. Apple commands a massive audience eager to learn how this latest technology will enhance their computing lives. While we expect Apple to initially acquire a dominant share of the premium smartwatch market, we believe Apple will open the door to mass market adoption and rapid expansion of the overall smartwatch market as a whole.

The smartwatch market is presently overrun with large well branded technology and traditional wrist watch companies offering high-end products at premium prices.  As the smartwatch market grows across all segments, we believe, as a startup company, our most advantageous market opportunity lies in entering the market place with a mid-lower priced product offering. At the moment there is no dominant player in this market segment.

We believe a lower cost product offering will appeal to a large portion of the mass market who are value conscious, brand impartial consumers. As the smartwatch matures and becomes more diverse, consumers will be searching for the most effective product at the lowest possible price.

Our Product Strategy

We do not have any of our own  products developed and ready for commercialization. We rely on the product line of our manufacturer that we plan to brand, market and distribute in our territory. We plan to implement a low cost pricing strategy and establish our company as a forerunner in the mid-low priced smartwatch market category. We believe that our pricing strategy will offer a compelling value proposition for consumers who are unwilling or unable to purchase high-end products at premium prices.  We plan to leverage the relationship with our low cost suppliers/manufactures of smartwatches in China to provide attractively priced products that offer simple elegant design and functionality that maximizes the utility of the smartwatch. We aim to offer a smartwatch with a case and strap that feels indistinguishable from traditional wrist watches; with functionality and interface capabilities comparable to premium brand smartwatches offered by leading tech companies. Our goal is to be the smartwatch of choice when it comes to an affordable low cost alternative to high-end premium branded smartwatches. While high tech companies focus on differentiating themselves by searching for the latest break-through innovations, the aim of our business model is to source low cost production and cost cutting measures that allow us to provide existing product innovations and technology at an affordable price.

Marketing

Shenzhen will allow us to utilize the marketing materials, pictures, ads, specifications, testimonials, and brochures produced by the manufacturer for our own use in the areas of India, USA, Canada, and Europe. We intend to use these materials in our direct marketing campaign, on the Internet. We will attempt to build brand awareness through web-site promotions and innovative social media marketing activities. We intend that our marketing plan will be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, expert and consumer product reviews, tradeshow attendance, as well as blogging and other forms of media which are aimed at potential mobile and wearable technology consumers.

We intend to strategically expand our advertising activities in 2015 and also increase our public relations campaigns to gain editorial coverage for our brands. Some of our competitors promote their brands through print media and through other forms of mass market media, and have substantial resources to devote to such efforts. We believe that our competitors' efforts will help increase our sales, our product acceptance and general industry awareness.

Value Positioning

We have not established any distribution channels for our products and we have no wholesale or retail partners at present. We intend to distribute our products, once developed, on our website, and through wholesalers and retailers.

We believe our value pricing strategy will allow prospective retailers to enjoy high landed margins with attractive pricing for consumers. We intend to differentiate ourselves from competitors through establishing distinct supply chain s , which should allow us to sustain a low-cost position. We believe that our low-cost position will be driven by direct sourcing, effective and efficient marketing and lean operations with a focus on continuous cost reduction. We believe this cost advantage will allows us to offer an attractive price proposition to future retail and distribution customers. Our low-cost position originates at our manufacturing facilities in China, where we work directly with our manufacturing partners instead of using third party sourcing agents.

3RD Party and Consumer Reviews

We believe there is a shift in the way many consumers obtain and process product information. As reported in Harvard Business Review, consumers are no longer largely dependent on information provided by manufactures in the form of marketing. Today, thanks primarily to user generated reviews and people's tendency to consult social media friends about purchases, buyers have other options. The wealth of peer-to-peer information and unprecedented availability of expert opinions gives them access to what's known as absolute value- a rich, specific sense of what it's like to own or use the goods they're considering. We believe positive expert and consumer reviews are critical to the success of our products. We plan to implement social media monitoring to observe and offer timely responses to consumer feedback received from review sites, user forums, and other sources of information our customers turn to. Our products and marketing mix will be adjusted accordingly.

Company Website

Our plan is to have our website be the virtual business card and portfolio for the company, as well as its online "corporate home" for business-to-business marketing and investor relations. We expect that the website will be an e-commerce site for selling our products as well as means for demonstrating latest product features and information. In addition to showcasing our products, we believe the site will host a forum for consumer testimonials, feedback, reviews and wearable technology related discussions.

We are in the process of developing our website. We have purchased and registered the domain www.kirinwearables.com and the website has been under development and should be completed by the first week of August 2015.  Our website will list the scope of products and their specifications being offered.  We expect to have a fully functioning Ecommerce website operational by the end of August 2015 with a fully functioning shopping cart.   We have not yet recognized revenues from the website nor is there any indication that we ever will recognize direct revenues from our website.

Moving with Product Trends

The global smartwatch and wearable tech industry is continually evolving. We will continue to focus our efforts on identifying shifting consumer preferences and responding to those shifts before our competitors. We believe that it is paramount to quickly identify consumer and product trends in each geographic location, analyze and adapt our business as needed, and rapidly drive appropriate changes to our other markets. We plan to continue to adapt to new technologies and products in order to increase our share of the market.

Competition

The global smartwatch market is witnessing a huge inflow in the number of companies and is expected to grow manifold from the existing number of companies at present. The market has been primarily driven by the leading tech companies such as Samsung Electronics Co. Ltd., Sony Corp., Apple Inc., Pebble Technology, ConnecteDevice Ltd., Google Inc., Casio, Qualcomm Inc., among others. Companies operating in the market have focused primarily on innovation for achieving product differentiation and competitive advantage. The entrance of traditional wristwatch and jewelry companies has increased competition and changed dynamics of this market by incorporating greater emphasis on aesthetic design. In the near future, the growth of this market is expected to be driven by the Asian region with China emerging as a popular hub.  As a result, a growing number of companies catering to the low-mid priced market segment is anticipated.

There are many companies who compete directly with our products and services.  Some companies already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are no significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

The business in which we operate is highly competitive.  Continued evolution in the industry, as well as technological advancements, is opening up the market to increased competition.   We believe that our key competitive factors will include: price, product and system performance, functionality, fashion and design trend, product quality, company reputation, and time-to-market.

Manufacturing

We have no manufacturing capabilities and do not intend to develop any manufacturing capabilities. On July 31, 2015, we entered into a two year Distribution Agreement with Shenzhen IQI Technology Co., Ltd. ("Shenzhen").  Shenzhen has agreed to allow us a non-exclusive right to brand, market and distribute their manufactured smart watches and wearable devices in the areas of India, USA, Canada, and Europe.  We do not have an exclusive agreement.  We also have a quota on the amount of merchandise we have to purchase and we could lose the contract if we are unable to do so.  The quantities, prices and shipments of the systems stated in the agreement are to be confirmed by invoices. We are required to front a 25% deposit prior to production with the balance of 75% due upon delivery. Shenzhen has agreed to drop ship our merchandise.

Certain Chinese factories and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese factories continue to draw public criticism for exporting unsafe or poor quality products, whether those products relate to our products or not we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.

Although we believe that alternative sources for our products are available, any failure to obtain the components, and manufacturing services necessary for the production of our products would have a material adverse effect on our business, results of operations and financial condition.

Intellectual Property, Proprietary Rights, Patents and Trademarks

We do not currently own any intellectual property other than the contents of our website: www.Kirinwearables.com.

We currently have no patents or trademarks on our brand name and have not and do not intend to seek protection for our brand name or products at this time; however, as business develops and operations continue, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and service names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, services, product information and sales mechanics or to obtain and use information that we regards as proprietary. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government and Industry Regulation

We will be subject to local and international laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. We believe that the effects of existing or probable governmental regulations will be additional responsibilities of the management of our company to ensure that we are in compliance with securities regulations as they apply to our products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products. We will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Employees

Currently, we do not have any employees other than our sole director and officer. We do not expect any material changes in the number of employees over the next 12 month period. We plan to outsource contract employment as needed.

We  plan to  engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our development programs.

Properties

We currently do not own any real property or any office. Our principal executive office is located at Paikattu House, CRA 149 Areekuzhy Road Angamaly, India 683572.  This space is furnished by our officer and director, Rachel Samuel, without charge.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Plan of Operation

We intend to continue to develop our website, our e-commerce platform, purchase additional products after testing samples to sell to customers and market our company during the next twelve months.  We must raise at least 50% of our offering to carry out our business plan on a limited basis. Any less and we risk going out of business. We estimate our operating expenses and working capital requirements for the next twelve months to be as follows , assuming 50%, 75% or 100% of our offering is sold.
Estimated Expenses for the Next Twelve Months

Months 1-3

We initially intended to develop our own products, but that is no longer the case. Having its own factory, R&D team and all kinds of advanced machineries, Shenzhen, our contract manufacturer, provides its customers with one-stop services covering every aspect from R&D, marketing support, to order processing and after-sale. Since Shenzhen has already designed smart watches and other wearables and continues to develop new styles with new functions, we will no longer look at designing and developing our own products.  We plan to just order manufactured products which will be made and designed by the manufacturer under our own private label.

We plan to purchase samples and work with our manufacturer to brand the merchandise.

We also plan to apply resources to develop our website to have E-commerce capabilities.

We do not plan to market the product during the initial 3 months until our product line has been established and our website has been finalized.

	50% of Offering	75% of Offering	100% of Offering
Purchase of samples	1,000	1,000	1,000
Website Development	5,000	5,000	5,000
Marketing	-	-	-
General and administrative	1,000	1,750	5,000
Legal and Accounting	4,000	4,000	4,000
Total	11,000	11,750	15,000

Months 4-6

We plan to purchase some inventory enough for samples for us to be able to produce marketing materials and for us to show case the products at trade shows and to show potential retailers and wholesalers.  We plan to purchase additional samples in order to be able to ship product to customers in a timely manner in case there are any production delays.

We plan to have our e-commerce website up and ready at which time we plan to beta test to make sure that the merchant accounts and functionality of the shopping cart is functioning properly.

Once the site is operational and beta testing has been completed, we plan to begin spending marketing dollars on search engine optimization and social media as well as advertising on various e-commerce websites.

	50% of Offering	75% of Offering	100% of Offering
Purchase of samples	3,000	6,000	6,000
Website Development	5,000	5,000	5,000
Marketing	4,000	7,000	13,000
General and administrative	1,000	1,750	5,000
Legal and Accounting	4,000	4,000	4,000
Total	17,000	23,750	33,000

Months 7-9

During the 3rd quarter we plan on increasing our marketing budget in order to increase sales.  We expect that marketing will again be focused on online sales as well as showcasing our products at Trade Shows.

We plan to hire one sales and marketing individual located in India to start our online marketing and E-Commerce strategy.  Online marketing will include search engine optimization, social media marketing, blogging and we intend to implement a number of marketing initiatives including reviews, and attending tradeshows.  The costs for this sales and marketing individual will be approximately $1,500 months for a six month contract.

 We plan to also increase our inventory to make sure we are able to fulfil orders in a timely manner.

During this quarter we plan to be using our fulfilment center and monitoring it to make sure that it is operational and any issues have been addressed to make sure customers are receiving their products on time.

	50% of Offering	75% of Offering	100% of Offering
Purchase of samples	6,000	12,000	12,000
Website Development	-	-	-
Marketing	-	8,000	14,000
General and administrative	1,000	1,750	5,000
Legal and Accounting	4,000	4,000	4,000
Total	11,000	25,750	35,000

Months 10-12

During the 4th quarter we hope that our sales and online marketing strategy has been successful. We plan to continue to market and advertise online thus we will continue with a steady marketing program.

	50% of Offering	75% of Offering	100% of Offering
Purchase of samples	1,000	3,000	3,000
Website Development	1,000	1,000	1,000
Marketing	-	5,000	10,000
General and administrative	1,000	1,750	5,000
Legal and Accounting	4,000	4,000,	4,000
Total	7,000	14,750	23,000

Our cash position of $12,970 as at the date of this prospectus will be used for formation activities and working capital .  If we are not able to raise the full $120,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC, estimated at $16,000 for the next 12 months, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the items listed above.

Results of Operations for the Period from Inception to April 30, 2015

Revenues

We have not earned any revenues from inception (March 19, 2015) to April 30, 2015. We do not expect to achieve revenues until we are able to purchase products and sell them in the market.

Operating Expenses

Operating expenses were $530 for the period from inception to April 30, 2015. Our operating expenses for this period consisted of formation and general and administrative expenses.

We expect our operating expenses to increase for the duration of 2015 as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We recorded a net loss of $530 for the period from inception to April 30, 2015.

Liquidity and Capital Resources

As of April 30, 2015, we had total current assets of $12,970 and total current liabilities of $0. We had working capital of $12,470 as of April 30, 2015.

Cash flows provided by financing activities during period from inception to April 30, 2015 amounted to $13,000 from the proceeds of sales of our common stock.

We were incorporated on March 19, 2015. Our operations, to date, have been devoted primarily to startup and development activities. Currently, we have no products available for sale . We have just contacted for products through our manufacturer . Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis.  We have raised $16,000 to date, and expect to use those funds for working capital needs . As such, we will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies a minimum amount of $60,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $60,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. As such, there can be no assurance that this offering will be successful.  You may lose your entire investment.

Off-Balance Sheet Arrangements

As of April 30, 2015, there were no off balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, we had no revenues for the period from inception to April 30, 2015. We have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Emerging Growth Company Status

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging  growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging  growth  company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we  become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934,  which would occur if the market value of our ordinary shares that is held by  non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in  non-convertible  debt during the preceding three year period.  Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company.  For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our inception or in any presently proposed transaction which, in either case, has or will materially affect us.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for period from inception to April 30, 2015.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Rachel Samuel	President, Chief Executive Officer, Principal Executive Officer Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	2015	0	0	0	0	0	0	0	0

Narrative to Compensation Table

Although we do not currently compensate our officers with any regularity, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)

Rachel Samuel	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information regarding beneficial Ownership of our Common Stock as of  August 4 , 2015, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of our company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each beneficial owner is Paikattu House, CRA 149 Areekuzhy Road Angamaly, India 683572.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Common Stock (2)
Common	Rachel Samuel	16,000,000	100%
	Officers and Directors as a Group	16,000,000	100%
	5% Shareholders
	None

(1)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)	The above table is based on current outstanding shares of 16,000,000 as of June 15, 2015.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

Our audited financial statements as of April 30, 2015 and for the period from March 19, 2015 (inception) through April 30, 2015 are presented as follows:

KIRIN CORP.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
AND
 FINANCIAL STATEMENTS

March 19, 2015 (Inception) to April 30, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Kirin Corp.

We have audited the accompanying balance sheet of Kirin Corp. (the "Company") as of April 30, 2015, and the related statements of operation, stockholders' equity, and cash flows for the period from March 19, 2015 (inception) to April 30, 2015. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kirin corp. as of April 30, 2015, and the results of its operation and its cash flows for the period from March 19, 2015 (inception) to April 30, 2015 in conformity with accounting principles generally accepted in the United States of America.
The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA__
PLS CPA, A Professional Corp.
June 2, 2015
San Diego, CA. 92111

KIRIN CORP.
Balance Sheet

April 30,
2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,970
Total current assets	12,970
TOTAL ASSETS	$12,970

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$500
Total current liabilities	500

STOCKHOLDER'S EQUITY

Preferred stock, $0.00001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 13,000,000 shares issued and outstanding	130
Common stock subscribed	30
Additional paid-in capital	15,840
Subscriptions receivable	(3,000)
Accumulated deficit	(530)
Total stockholder's equity	12,470

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$12,970

The accompanying notes are an integral part of these financial statements.

KIRIN CORP.
Statement of Operations

March 19, 2015
(Inception) to
April 30, 2015

REVENUES	$-

OPERATING EXPENSES
General and administrative	530
TOTAL OPERATING EXPENSES	530

LOSS BEFORE INCOME TAXES	(530)

Income tax provision	-

NET LOSS	$(530)

Basic and Diluted Loss per Common Share	$(0.00)

Basic and Diluted Weighted Average Common Shares Outstanding	1,511,628

The accompanying notes are an integral part of these financial statements.

KIRIN CORP.
Statement of Changes in Stockholder's Equity

			Common	Additional			Total
	Common Stock		Stock	Paid-in	Subscriptions	Accumulated	Stockholder's
	Shares	Amount	Subscribed	Capital	Receivable	Deficit	Equity
Inception, March 19, 2015	-	$-	$-	$-	$-	$-	$-
Common stock issued for cash	13,000,000	130	-	12,870	-	-	13,000
Common stock subscribed	-	-	30	2,970	(3,000)	-	-
Net loss	-	-	-	-	-	(530)	(530)
Balance, April 30, 2015	13,000,000	$130	$30	$15,840	$(3,000)	$(530)	$12,470

The accompanying notes are an integral part of these financial statements.

KIRIN CORP.
Statement of Cash Flows

March 19, 2015
(Inception) to
April 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(530)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	500
Cash used in operating activities	(30)

CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued for cash	13,000
Cash provided by financing activities	13,000

Net change in cash	12,970

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$12,970

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

KIRIN CORP.
Notes to Financial Statements
March 19, 2015 (Inception) to April 30, 2015

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

KIRIN CORP. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on March 19, 2015.  The Company intends to market and distribute wearable technologies of which they will begin with marketing a product line of smart watches in the United States and Europe. The Company's fiscal year end is April 30.

The Company has not generated any revenue to date. For the period from March 19, 2015 (inception) through April 30, 2015 the Company has accumulated losses of $530.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $12,970 in cash and cash equivalents at April 30, 2105.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The fair value for accounts payable and accrued liabilities approximates carrying amount because of their immediate or short term maturity.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

In accordance with the ASC Topic 605, "Revenue Recognition", the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or goods have been delivered, the selling price is fixed or determinable and collectability is reasonably assured.

Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Loss Per Share of Common Stock

The Company has adopted ASC 260, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, for the periods specified:

March 19, 2015
(Inception) to
April 30, 2015

NET LOSS	$(530)
Basic and Diluted Loss per Common Share	$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	1,511,628

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company has no potentially dilutive shares, such as options or warrants, currently issued and outstanding as at April 30, 2015.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -   CAPITAL STOCK

Preferred Stock

The Company has authorized 100,000,000 preferred shares with a par value of $0.00001 per share. As at April 30, 2015, the Company had no preferred shares issued and outstanding.

Common Stock

The Company has authorized 100,000,000 common shares with a par value of $0.00001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During March 19, 2015 (inception) to April 30, 2015, the Company issued 13,000,000 common shares to its sole officer for $13,000 cash.

As at April 30, 2015, the Company had 13,000,000 shares issued and outstanding.

Other Dilutive Securities

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 - INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34 percent to net the loss before provision for income taxes for the following reasons:

March 19, 2015 (Inception) to April 30, 2015
Income tax expense at statutory rate	$(180)
Valuation allowance	180
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

April 30, 2015
NOL carryover	$180
Valuation allowance	(180)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $530 for federal income tax reporting purposes, which expire commencing in fiscal 2035, are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 5 -GOING CONCERN AND LIQUIDITY CONSIDERATIONS

To date the Company has generated no revenues from its business operations and has an accumulated deficit of $530. As of April 30, 2015, the Company had a working capital surplus of $12,470. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of public or private placement offerings and advances from related parties as may be required. As of April 30, 2015, the Company has funded initial expenses through the sale of common shares of the Company to the sole director and President of the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to April 30, 2015, the Company issued 3,000,000 common shares to its sole officer for $3,000 cash.

Management has evaluated subsequent events through the date these financial statements were available to be issued. Except the disclosure above, based on our evaluation no other events have occurred that require disclosure.

AVAILABLE INFORMATION

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by KIRIN CORP. All amounts are estimates, other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$13.94
Auditor fees and expenses	5,000
Accounting fees and expenses	2,500
Legal fees and expenses	5,500
Transfer agent fees	1,000
Total	$14,013.94

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF SECURITIES

On April 30, 2015 and on May 20, 2015, we issued an aggregate of 16,000,000 shares of our common stock to our officer and director at $0.001 for $16,000.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

ITEM 16. EXHIBITS

Exhibit Number	Exhibit Name
3.1	Articles of Incorporation(1)
3.2	Byalws(1)
5.1	Opinion and Consent of The Doney Law Firm(1)
10.1	Distribution Agreement, dated July 31, 2015
23.1	Consent of Independent Accountant
23.2	Consent of The Doney Law Firm (Contained in Exhibit 5.1)
99.1	Subscription Agreement

(1) Previously filed

ITEM 17. UNDERTAKINGS.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.	Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:
	a.	If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.	There is no underwriter.

c.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in India, on August 4 , 2015.

 KIRIN CORP.

By: /s/ Rachel Samuel
Rachel Samuel
Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Rachel Samuel
Rachel Samuel
Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President, Secretary and Director
Date: August 4 , 2015